EXHIBIT 11

                           ROBERTSON-CECO CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                      (Thousands, except per share amounts)
                                   (Unaudited)

                                                             Three Months Ended            Nine Months Ended
                                                                September 30                 September 30
                                                             1997         1996            1997          1996

PRIMARY:
  Income from continuing operations   . . . . . .          $   5,579     $  39,624      $ 13,074   $ 49,431
  Extraordinary gain on debt redemption   . . . . . .           -            -             4,568        -

    Net Income  . . . . . . . . . . . . . . . . . . .       $  5,579      $ 39,624      $ 17,642   $ 49,431

  Average number of shares
    of common stock outstanding   . . . . . . . . . .         16,056        16,009        16,056     16,009
  Incremental shares to
    reflect dilutive effect of deferred
      compensation plan   . . . . . . . . . . . . . .             36           117            33        114

  Total shares    . . . . . . . . . . . . . . . . . .         16,092        16,126        16,089     16,123

Per common share:
  Income from continuing operations   . . . . . . . .     $      .35    $     2.46    $      .82  $    3.07
  Extraordinary gain on debt redemption   . . . . . .            -              -            .28        -

    Primary earnings per share  . . . . . . . . . . .     $      .35    $     2.46   $      1.10   $   3.07


                                                                     EXHIBIT 11

                                                       ROBERTSON-CECO CORPORATION
                                                COMPUTATION OF EARNINGS PER COMMON SHARE

                                                  (Thousands, except per share amounts)
                                                               (Unaudited)


                                                             Three Months Ended            Nine Months Ended
                                                               September 30                  September 30
                                                             1997         1996            1997          1996


FULLY DILUTED:
  Income from continuing operations   . . . . . .          $   5,579     $  39,624      $ 13,074    $ 49,431
  Extraordinary gain on debt
    redemption  . . . . . . . . . . . . . . . . . . .           -                -         4,568        -

    Net income  . . . . . . . . . . . . . . . . . . .      $   5,579      $  39,624     $ 17,642    $ 49,431

  Average number of shares
    of common stock outstanding   . . . . . . . . . .         16,056         16,009       16,056      16,009
  Incremental shares to
    reflect dilutive effect of deferred
    compensation plan   . . . . . . . . . . . . . . .             36            140           33         150

  Total shares    . . . . . . . . . . . . . . . . . .         16,092         16,149       16,089      16,159

Per common share:
  Income from continuing operations   . . . . . . . .     $      .35     $     2.45   $      .82    $    3.06
  Extraordinary gain on debt redemption   . . . . . .            -               -           .28          -

    Fully diluted earnings per share  . . . . . . . .     $      .35    $      2.45    $    1.10    $    3.06

